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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 15, 1999

                      INTELLIQUEST INFORMATION GROUP, INC.
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             (Exact name of registrant as specified in its charter)

      Delaware                  000-27680                     74-2775377
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      (State of          (Commission File Number)            (IRS Employer
    Incorporation)                                        Identification No.)


1250 Capital of Texas Highway S., Building One, Suite 600, Austin, Texas 78746
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               (Address of principal executive offices) (Zip Code)

                                 (512) 329-0808
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              (Registrant's telephone number, including area code)


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          (former name or former address, if changed since last report)


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On September 15, 1999, pursuant to an Asset Purchase Agreement dated as of July 22, 1999 (the "Agreement") between IntelliQuest Information Group, Inc., a Delaware corporation ("IntelliQuest"), and Naviant Technology Solutions, Inc., a Delaware corporation ("Naviant"), IntelliQuest sold its IQ2.net division to Naviant for a total purchase price of $46.5 million in cash (the "Disposition"). The total purchase price remains subject to adjustment for specified increases or decreases in the net asset value of the purchased business as reflected on a final balance sheet to be delivered after the closing. Pending a determination of the adjustment amount (if any), $2.0 million of the purchase price is being held in escrow.

        The IQ2.net division provides electronic consumer registration services and licenses data from various proprietary databases.

        Prior to the Disposition, Charles Stryker, who was at the time President of IQ2.net Operations, acquired shares of Naviant Series C Preferred Stock. Mr. Stryker is now the President and Chief Executive Officer of Naviant.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (b) PRO FORMA FINANCIAL INFORMATION.

        The pro forma financial information required by this item 7(b) is filed herewith as Exhibit 99.1 and is incorporated herein by reference to the Unaudited Pro Forma Combined Financial Information included in said Exhibit.

    (c) EXHIBITS.

        The following exhibits are filed with this report:

        99.1      Unaudited Pro Forma Combined Financial Information.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 30, 1999


                                       INTELLIQUEST INFORMATION GROUP, INC.



                                       By:  /s/ Brian Sharples
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                                           Name:  Brian Sharples
                                           Title: Chief Executive Officer